EXHIBIT (8)(c)(4)

AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT DATED

MAY 1, 2017 (FIDELITY)

VARIABLE INSURANCE PRODUCTS FUND I,

VARIABLE INSURANCE PRODUCTS FUND II,

VARIABLE INSURANCE PRODUCTS FUND III,

VARIABLE INSURANCE PRODUCTS FUND IV,

VARIABLE INSURANCE PRODUCTS FUND V,

FIDELITY DISTRIBUTORS CORPORATION

and

TRANSAMERICA LIFE INSURANCE COMPANY

Schedule A

Separate Accounts and Associated Contracts

Revised May 1, 2017

Products	Accounts
Fidelity Income Plus	Fidelity Variable Annuity Account
Transamerica Variable Annuity Series	Separate Account VA B
Partners Variable Annuity Series
MEMBERS® Variable Annuity Series
Transamerica AxiomSM II
Transamerica Advisor EliteSM II
Transamerica LandmarkSM Variable Annuity
Transamerica FreedomSM Variable Annuity
Transamerica ExtraSM Variable Annuity
Transamerica Advisor EliteSM Variable Annuity
Transamerica AxiomSM Variable Annuity
Transamerica LibertySM Variable Annuity
MEMBERS® LandmarkSM Variable Annuity
MEMBERS® FreedomSM Variable Annuity
MEMBERS® ExtraSM Variable Annuity
MEMBERS® LibertySM Variable Annuity
Transamerica InspireSM Variable Annuity
Transamerica Variable Annuity I-Share
Transamerica Variable Annuity O-Share

Retirement Income BuilderSM Variable Annuity	Retirement Builder Variable Annuity Account
Immediate Income BuilderSM
Portfolio SelectSM Variable Annuity
Retirement Income BuilderSM II Variable Annuity
Transamerica Access Variable Annuity
Privilege Select Variable Annuity
Premier Asset Builder Variable Annuity
Immediate Income BuilderSM II
Retirement Income BuilderSM IV
Transamerica Opportunity Builder
Transamerica Traditions Variable Annuity
Transamerica PrincipiumSM Variable Annuity
Advantage V	PFL Corporate Account One
PFL Variable Universal Life Policy	PFL Variable Life Account A
Legacy Builder Plus Variable Universal Life Policy	Separate Account VUL A
Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen
Advantage R3 Variable Adjustable Life Insurance Policy	Transamerica Separate Account R3
Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Account One
TransMark Optimum Choice® Variable Annuity	Separate Account VA – 8
Transamerica Elite	Separate Account VUL-3
Transamerica Journey
TransSurvivor	Separate Account VUL-4
TransUltra	Separate Account VUL-5
TransAccumulator VUL	Separate Account VUL-6
TransAccumulator VUL II
Variable Protector	Variable Life Account A

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